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                                                                   EXHIBIT 23.2

                  CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

  We hereby consent to the incorporation by reference in this Form S-1 of Zydeco Energy, Inc. to the reference to our firm in the current report of Form 10-K for the year ended December 31, 1996, for Zydeco Energy, Inc. under the headings "Oil and Gas Reserves" and "Supplemental Information on Oil and Gas Producing Activities".

                                          /s/ Ryder Scott Company Petroleum
                                           Engineers

                                          RYDER SCOTT COMPANY
                                          PETROLEUM ENGINEERS

Houston, Texas
May 22, 1997